UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WILSON BANK HOLDING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Wilson Bank Holding Company:
The Annual Meeting of Shareholders (the “Annual Meeting”) of Wilson Bank Holding Company (the “Company”) will be held on Tuesday, April 13, 2010 at 7:00 p.m., (CDT), at the main office of the Company, located at 623 West Main Street, Lebanon, Tennessee 37087, for the following purposes:
(1) To elect four (4) Class III directors to hold office for a term of three years and until their successors are duly elected and qualified;
(2) To approve an amendment to the Company’s Charter to increase the number of authorized shares of Common Stock from ten million (10,000,000) to fifteen million (15,000,000);
(3) To ratify the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
(4) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
Only shareholders of record at the close of business on February 12, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.
Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

By Order of the Board of Directors,

J. Anthony Patton, Secretary
March 12, 2010
YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to be Held on April 13, 2010
Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2009 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
This proxy statement, the Company’s 2009 Annual Report and a proxy card are available at: www.wilsonbank.com.
The Annual Meeting of Shareholders will be held April 13, 2010 at 7:00 p.m. (CDT) at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087. In order to obtain directions to attend the Annual Meeting of Shareholders, please call 615-444-2265. The Proposals to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in this proxy statement, are as follows:
(1)	To elect four (4) Class III directors to hold office for a term of three years and until their successors are duly elected and qualified;
(2)	To approve an amendment to the Company’s Charter to increase the number of authorized shares of Common Stock from ten million (10,000,000) to fifteen million (15,000,000);
(3)	To ratify the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
Our Board of Directors recommends that you vote FOR the approval of the Proposals.

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wilson Bank Holding Company (the “Company”) of proxies for the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, April 13, 2010, at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087, at 7:00 p.m. (CDT). This proxy material was first mailed to shareholders on or about March 12, 2010.
All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon and will be voted “For” election of the director nominees set out below; “For” approval of the amendment of the Company’s Charter to increase the number of authorized shares of Common Stock (as defined below) from 10,000,000 shares to 15,000,000 shares; and “For” the ratification of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
Only holders of record of the Company’s common stock, par value $2.00 per share (the “Common Stock”), at the close of business on February 12, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 7,183,758 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The approval of the amendment to the Company’s Charter, the ratification of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and any other matters submitted to the shareholders but not proposed in this Proxy Statement will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. The Board of Directors of the Company does not know of any other matters which will be presented for action at the Annual Meeting other than those proposed in this Proxy Statement, but the persons named in the proxy (who are directors of the Company) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment. Abstentions and “non-votes” are accounted as “present” in determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Unlike prior annual meetings, however, as a result of recent changes in the rules of the New York Stock Exchange (the “NYSE”), if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors resulting in a broker non-vote. In addition, without instructions, your broker will not be able to vote your shares with respect to the proposal to approve the amendment to our Charter, also a broker non-vote. So long as a quorum is present, a “non-vote” or abstention will have no effect on the approval of the nominees to the Company’s board of directors or on approval of the amendment to the Company’s Charter and any other proposal that properly comes before the Annual Meeting.
The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company’s regular officers or employees personally or by telephone or other form of electronic communication. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.
Wilson Bank and Trust (the “Bank”) is located in Lebanon, Tennessee and is a wholly-owned subsidiary of the Company. The Bank is the only subsidiary of the Company.

STOCK OWNERSHIP
There are no persons who are the beneficial owners of more than 5% of the Company’s Common Stock, its only class of voting securities.
The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of February 12, 2010 (unless otherwise noted), for:
•	each of our directors and nominees;
•	each of our executive officers named in the Summary Compensation Table (the “Named Executive Officers”); and
•	all of our directors and executive officers as a group.
The percentages of shares outstanding provided in the table are based on 7,183,758 voting shares outstanding as of February 12, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within sixty days of February 12, 2010 are considered outstanding for the purpose of calculating the percentage of outstanding shares of Company Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

	Amount and Nature
Name and Address of Beneficial Owner (1)	of Beneficial Owner (2)		Percent of Class (%)
Directors:
Charles Bell	126,232	(3)	1.76%
Jack W. Bell	97,844	(4)	1.36%
Mackey Bentley	48,529	(5)	0.68%
J. Randall Clemons (6)	102,393	(7)	1.43%
James F. Comer	17,139	(8)	0.24%
Jerry L. Franklin	83,479	(9)	1.16%
John B. Freeman	38,127	(10)	0.53%
Harold R. Patton	51,193	(11)	0.71%
James Anthony Patton	20,751		0.29%
H. Elmer Richerson (6)	49,908	(12)	0.69%
John R. Trice	99,909	(13)	1.39%
Robert T. VanHooser	10,227	(14)	0.14%

Named Executive Officers:
Gary Whitaker	18,186		0.25%
John C. McDearman III	4,343	(15)	0.06%
Lisa Pominski	11,197	(16)	0.16%
Executive Officers and Directors as a group (22 persons)	820,316	(17)	11.42%

(1)	The address for each of the directors and executive officers set forth in the table above is 623 West Main Street, Lebanon, Tennessee 37087.

(2)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3)	Includes 57,939 held by Mr. C. Bell’s wife.

(4)	Includes 9,603 shares held by or on behalf of Mr. J. Bell’s children. Includes 68,254 shares that are pledged.

(5)	Includes 420 shares held by Mr. Bentley’s wife and grandchildren.

(6)	Messrs. Clemons and Richerson are also named executive officers.

(7)	Includes 5,952 shares held by Mr. Clemons’ wife and 40,292 shares held by the Clemons Family Limited Partnership.

(8)	Includes 4,860 shares held by or on behalf of Mr. Comer’s children and/or other dependents. Also includes 8,064 shares that are pledged.

(9)	Includes 2,164 shares held by or on behalf of Mr. Franklin’s children and/or other dependents.

(10)	Includes 7,830 shares held by or on behalf of Mr. Freeman’s children and/or other dependents.

(11)	Includes 25,280 shares held by Mr. H. Patton’s wife.

(12)	Includes 676 shares held by or on behalf of Mr. Richerson’s children and/or other dependents, 774 shares held by Mr. Richerson’s wife, and 5,000 shares that are pledged.

(13)	Includes 27,865 shares held as trustee by Mr. Trice and 62,418 held in Trice Family Investments. Also includes 43,000 shares that are pledged.

(14)	Includes 5,184 shares held by Mr. VanHooser’s wife.

(15)	Includes 601 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

(16)	Includes 67 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan and 4,181 shares that are pledged.

(17)	Includes 7,385 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

ITEM 1 — ELECTION OF DIRECTORS
The Board of Directors of the Company currently consists of twelve (12) members. The Company’s bylaws provide for a minimum of five and maximum of fifteen directors, the exact number to be set by the Company’s Board of Directors. The Company’s charter provides that the Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible. The terms of four (4) directors expire at the 2010 Annual Meeting. These directors are James F. Comer, John B. Freeman, John R. Trice, and Robert T. VanHooser, Jr. The nomination of James F. Comer, John B. Freeman, John R. Trice, and Robert T. VanHooser, Jr. has been approved by the Company’s Board of Directors.
Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. All the nominees currently are serving as directors of the Company. While the Company’s Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company’s current Board of Directors.
Information Concerning Nominees
The following table contains certain information concerning the nominees, which information has been furnished to the Company by the individuals named:

		Director	Current Position;
Nominee	Age	Since (1)	Prior Business Experience

Class III Directors (Nominees for Election to the Board)

James F. Comer (3)	51	1996	Director; Owner — Comer Farms; Vice President — Lending and Account Executive of Farm Credit Services of America (1980-1995)
John B. Freeman	72	1987	Director; Retired Businessman; Chairman — Auto Parts and Service Company, Inc. (until 2000)
John R. Trice (5)	77	1991	Director; Owner — Trice Appraisal Services
Robert T. VanHooser, Jr. (5)	80	1991	Director; Retired — Business Development Officer — Wilson Bank and Trust (1991-96); President and CEO of Lebanon Bank, Lebanon, TN prior thereto

Class I Directors (Continuing Directors until 2011 Annual Meeting of Shareholders)

Charles Bell (2)(3)	71	1993	Director; Owner — Horn Springs Angus Farm, Consultant (1995-Present) and President (until 1995) — Lebanon Aluminum Products, Inc.
J. Randall Clemons	57	1987	President, Chief Executive Officer and Director of the Company (since 1992); Chairman (since 2002), Chief Executive Officer and Director of the Bank
Jerry L. Franklin	72	1987	Director; Owner as franchisee of Ponderosa Restaurants
James Anthony Patton (4)	49	1987	Director; Salesman-Mid Tenn Technologies

		Director	Current Position;
Nominee	Age	Since (1)	Prior Business Experience

Class II Directors (Continuing Directors until 2012 Annual Meeting of Shareholders)

Jack W. Bell (2)(5)	51	1987	Director; Owner — Jack W. Bell Builders, Inc.; Vice President of Operations — Lebanon Aluminum Products, Inc. (until 1995)
Mackey Bentley	65	1987	Director; (Chairman of the Company’s Board of Directors) President — Bentley’s Air Conditioning, Inc.
Harold R. Patton (4)	74	1987	Director; Retired; General Manager — Wilson Farmers’ Cooperative prior thereto
H. Elmer Richerson	57	1998	Executive Vice President and Director of the Company; President of the Bank (since 2002); Executive Vice President of the Bank (1994-2002) Vice President of the Bank from 1989 until 1994

(1)	All directors serve on the Boards of Directors of the Company and the Bank.

(2)	Charles Bell is the father of Jack W. Bell.

(3)	Messrs. C. Bell and Comer serve on the Advisory Board of Directors of the Smith County branches of the Bank.

(4)	Harold R. Patton is the father of James Anthony Patton.

(5)	Messrs. J. Bell, Trice and VanHooser serve on the Advisory Board of Directors of the Dekalb County branches of the Bank.
Director Qualifications
The information describing the current position and prior business experience of each of the nominees and continuing directors above and below contains information regarding the person’s service as a director, business experience, public reporting company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company.
Mr. Comer has extensive agricultural expertise having been involved in agricultural-related professions for over 20 years. He also has extensive experience in making loans and other extensions of credit to agricultural borrowers in the Company’s market area.
Mr. Freeman has extensive experience as a small business owner in the communities that the Company serves and has a previously served as a director of another financial institution in the Company’s market.
Mr. Trice has extensive experience valuing real estate in the markets that the Company operates and has previously served as a director of another financial institution in the Company’s market. He also is actively involved in a number of community activities in the Company’s market area.
Mr. VanHooser, Jr. has extensive banking experience having served as the president and CEO and as a director of a financial institution in the Company’s market area for almost 20 years before serving as an officer of the Bank for five years. He has extensive knowledge of the day to day operations of a financial institution.

Mr. C.  Bell has extensive experience as a small business owner of a manufacturing business in the Company’s market area as well expertise in agricultural matters similar to those of customers of the Company involved in agricultural related businesses and has previously served as a director of another financial institution in the Company’s market.
Mr. Clemons has extensive experience as a banker in the Company’s market area and is a community leader that is actively involved in a number of community activities. He is able to provide insight to the Board of Directors on the factors that impact the Company and the communities the Company serves and his day to day management of the Bank allows him to provide the Board of Directors with company-specific experience and expertise.
Mr. Franklin has extensive experience in the restaurant industry, having been the owner of a number of restaurants in the communities served by the Company. He is also actively involved in a number of community activities in the Company’s market area.
Mr. J.  A. Patton’s experience as a sales representative of a Middle Tennessee technology company allows him to offer insight to the Board of Directors on a wide range of technology matters impacting the Company’s operations. He is also actively involved in a number of community activities in the Company’s market area.
Mr. J. Bell has extensive real estate construction and development experience as the owner of a building enterprise that engages in residential and commercial construction in the Company’s market areas.
Mr. Bentley has extensive experience as the owner of a small service-based business with operations in the Company’s market area. He is also actively involved in a number of community activities in the Company’s market area.
Mr. H. Patton has extensive knowledge of agricultural related businesses located in the Company’s market area and is well known among the agriculture community within the Company’s market area.
Mr. Richerson has extensive experience as a banker in the Company’s market area and is a community leader that is actively involved in a number of community activities. His extensive knowledge of the Bank’s history and his involvement in the day to day operations of the Bank allow him to provide the Board of Directors with company-specific experience and expertise.
Director Independence
The Board of Directors has determined that each of the following directors is an “independent director” within the meaning of the listing standards of the NYSE:
James F. Comer;
John B. Freeman;
Jerry L. Franklin;
Robert T. VanHooser, Jr.;
Mackey Bentley;
Harold R. Patton; and
James Anthony Patton.
Description of the Board and Committees of the Board
The Company does not have an executive compensation or nominating committee. The Board of Directors of the Company also serves as the Board of Directors of the Bank. The Board of Directors of the Company and the Board of Directors of the Bank, based upon recommendations by the Personnel Committee of the Board of Directors of the Bank, establish general compensation policies and programs for the Company and the Bank and determine annually the compensation to be paid to Company and Bank employees, including executive officers. The Board of Directors does not believe it is necessary to have a nominating committee because the Boards of Directors of the Company and the Bank act as a nominating committee for directors and officers of the Company and the Bank and develop general criteria concerning the qualifications and selection of directors and officers (including recommendations made by shareholders of the Company) and recommending candidates for such positions. All of the Company’s directors participate in the consideration of director nominees.

Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder. The Board of Directors has not adopted a policy with respect to minimum qualifications for directors, nor has the Board of Directors adopted a formal diversity policy for nominees. Rather, the Board of Directors annually reviews and determines the specific qualifications and skills that one or more directors must possess in the context of the then needs of the Board of Directors with respect to experience, expertise and age. In making recommendations for nominees to the Board of Directors, the Board of Directors seeks to include directors who, when taken together with the other nominees and continuing directors, will create a Board of Directors that offers a diversity of education, professional experience, background, age, perspective, viewpoints and skill. Each of the nominees for director to be elected at the Annual Meeting was nominated and recommended by the Board of Directors.
The Company has not received director nominee recommendations from any shareholders for the term commencing in 2010 and expiring in 2013. The Board of Directors will consider nominees recommended by shareholders, provided that such recommendations are submitted to the Board of Directors in writing and describe the reasons why the shareholder finds the recommended person to be a qualified candidate.
On September 28, 2009, the Board of Directors adopted a retirement policy for board members which requires that a director that served on the Board of Directors as of the policy’s implementation must retire from the Board of Directors at the first annual meeting of shareholders following his or her 80th birthday. Directors elected to the Board of Directors for the first time after the policy’s implementation will be required to retire from the Board of Directors at the first annual meeting of shareholders following the director’s 70th birthday. Notwithstanding the foregoing, the mandatory retirement age policy will not prohibit any current director from serving out the remainder of his existing term or from being elected and serving for at least one full three year term to which the director may be elected following implementation of the policy.
The Board of Directors of the Company has no standing committees. The Board of Directors of the Bank has ten standing committees consisting of the Audit, Executive, Personnel, Finance, Marketing, Building, Investment, Long Range Planning, Data Processing and Board Relations Committee. The Chairman of the Company, Mr. Bentley, is a member of all committees. The Chairman of the Board of Directors of the Bank, Mr. Clemons, and Mr. Richerson are also members of all of the committees with the exception that Mr. Clemons and Mr. Richerson are not members of the Personnel Committee or the Audit Committee. The members of each committee are generally appointed in May of each year and serve until the following May. Therefore, the committee members identified below may not have been on each identified committee for the entire 2009 fiscal year. Unless otherwise provided below, the members identified below are the current members of the applicable committees.
Audit Committee. The Company does not have a separately-designated standing audit committee. The Bank, however, does have a separately-designated standing audit committee, composed of Messrs. J. Franklin, J. A. Patton with Mr. VanHooser serving as Chairman. The Audit Committee reviews annual and interim reports of the independent auditors and provides advice and assistance regarding the accounting, auditing and financial reporting practices of the Company and the Bank. The Audit Committee operates pursuant to the terms of a charter which was adopted by the Board of Directors in December 2004 and amended in February 2009 (the “Audit Committee Charter”). A copy of the Audit Committee Charter is not available on the Company’s website, but was provided as an appendix to the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders. All of the Audit Committee’s members are independent under the current listing standards of the NYSE. While the Board of Directors believes that certain of its audit committee members are financially literate and have a level of financial sophistication necessary to serve on the Audit Committee, it has determined that the Company does not have an “audit committee financial expert” as defined by the SEC’s rules and regulations serving on the Audit Committee. The Board of Directors believes that at least one of the current members of the Audit Committee has a level of experience regarding banking operations and the application of generally accepted accounting principles as to provide valuable service to the Audit Committee in its role of overseeing the financial reporting process of the Company and the Bank. The Board of Directors further believes that the current members of the Company’s Board of Directors provide a breadth of experience and level of community relationships that are important to the Company and that the Company does not believe that it could attract an additional director that meets the requirements of an “audit committee financial expert” who also has those similar relationships. In making its determination, the Board of Directors particularly considered the size and nature of the Company’s business and the importance of knowledge of the local communities served by the Bank. The Audit Committee held five meetings during 2009.

Executive Committee. The Executive Committee is composed of Messrs. C. Bell, J. A. Patton, Trice, with Mr. Bentley serving as Chairman. The Executive Committee reviews corporate activities, makes recommendations to the Board of Directors on policy matters and makes executive decisions on matters that do not require a meeting of the full Board of Directors. The Executive Committee held twelve meetings during 2009.
Personnel Committee. The Personnel Committee, composed of Messrs. Franklin, Trice, and VanHooser, with Mr. J. A. Patton serving as Chairman, considers and recommends to the Board of Directors the salaries of all Bank personnel, including the Named Executive Officers. This committee, all of the members of which are independent under the listing standards of the NYSE, held six meetings during 2009. This Committee does not have a written charter. Compensation decisions for the Company’s executive officers, including its Named Executive Officers, are made by the Board of Directors of the Company upon recommendation of the Personnel Committee.
The agenda for meetings of the Personnel Committee is determined by its Chairman with the assistance of the Company’s Secretary and the Company’s Chief Executive Officer. Personnel Committee meetings are regularly attended by the Chairman of the Board, the Chief Executive Officer and the Chief Human Resources Officer. When considering the compensation of Mr. Clemons and Mr. Richerson, the Personnel Committee meets in executive session. The Personnel Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board of Directors. The Company’s human resources and accounting departments support the Personnel Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs.
Finance Committee. The Finance Committee is the credit review board of the Bank. This committee reviews loan applications meeting certain criteria and approves those found creditworthy. In addition, this committee reviews all loans that are funded. The committee is comprised of Messrs. C. Bell, Franklin, J. A. Patton, VanHooser, and J. Bell serving as Chairman. The Finance Committee held twelve meetings during 2009.
Marketing Committee. The Marketing Committee is composed of Messrs. J. Bell, Freeman, VanHooser with Mr. Comer serving as Chairman. The Marketing Committee recommends the direction of the marketing efforts of the Company and the Bank. This committee held four meetings during 2009.
Building Committee. The Building Committee is composed of Messrs. Franklin and H. Patton with Mr. Freeman serving as Chairman. This committee makes recommendations to the Company’s and the Bank’s Boards of Directors on the immediate and future building needs of the Company and the Bank. This committee held four meetings during 2009.
Investment Committee. The Investment Committee is composed of Messrs. Bentley, H. Patton, and Trice with Mr. C. Bell serving as Chairman. The Investment Committee reviews and directs the investment portfolio of the Bank. This committee held four meetings during 2009.
Long Range Planning Committee. The Long Range Planning Committee is composed of Messrs. Bentley and Trice with H. Patton serving as Chairman. This committee explores strategic opportunities available to the Company and recommends the direction the Company should take on these matters. This committee held two meetings in 2009.
Data Processing Committee. The Data Processing Committee is composed of Messrs. J. Bell, J. A. Patton, with Mr. Franklin serving as Chairman. The Data Processing Committee reviews the computer hardware and software needs of the Company and makes recommendations regarding purchases thereof to the Board of Directors. This committee held four meetings during 2009.
Board Relations Committee. The Board Relations Committee is composed of Messrs. J. Bell, J. Freeman, and H. Patton with Mr. Bentley serving as Chairman. The Board Relations Committee’s primary responsibility is to plan for the Board of Director’s future responsibilities and ensure that the Bank’s Board of Directors meets the future needs of the Bank. This committee had no meeting during 2009.

During the fiscal year ended December 31, 2009, the Board of Directors of the Bank held sixteen meetings with the Board of Directors of the Company also meeting sixteen times. Each director attended at least 99% of the aggregate number of meetings of both the Bank’s and the Company’s Boards of Directors and the committees on which such director served. The Company encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders, and all of the Company’s directors attended the 2009 Annual Meeting of Shareholders.
The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087.
Board Leadership Structure. The Company separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board.
Board’s Role in Risk Oversight. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accountants the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on the Company’s review of the copies of such forms and written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners, if any, were in compliance with all applicable filing requirements, except for one late filing by Mr. McDearman and two late filings by Mr. J.A. Patton.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.
ITEM 2 — AMENDMENT OF THE COMPANY’S CHARTER
The Company’s Charter currently authorizes the issuance of 10,000,000 shares of Common Stock. As of December 31, 2009, 7,147,582 shares of Common Stock were issued and outstanding. On January 25, 2010, the Board of Directors unanimously approved and adopted, subject to shareholder approval, a proposed amendment to the Company’s Charter, providing for an increase in the authorized number of shares of Common Stock from 10,000,000 to 15,000,000. Approval of the amendment to the Company’s Charter requires that more votes be cast in favor of the amendment than against the amendment.
If this proposal is approved by the Company’s shareholders at the Annual Meeting, the amendment to the Charter will become effective upon the filing of Articles of Amendment with the Secretary of State of Tennessee, which filing is expected to take place shortly after the Annual Meeting. The Board believes that it is in the best interests of the Company and all of its shareholders to amend the Charter to increase the authorized shares of Common Stock.

Except as set forth below, the relative rights of the holders of Common Stock under the Charter would remain unchanged. Article 6 of the Charter, as amended by the proposed amendment, is set forth below:
“6. The total number of shares of stock which the corporation is authorized to issue is one hundred (100) shares of Organizational Stock, no par value per share and fifteen million (15,000,000) shares of Common Stock, $2.00 par value per share.”
The Board of Directors believes that with the current level of authorized capital stock, the Company is constrained in its ability to pursue strategies intended to support its planned growth and to enhance shareholder value. The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Company the necessary flexibility to issue Common Stock in connection with stock dividends and splits, acquisitions, equity financings and for other general corporate purposes. The Company currently has no oral or written plans, arrangements or understandings for the issuance of the additional shares of Common Stock to be authorized pursuant to this proposal.
The amendment to the Company’s Charter will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if this amendment to the Company’s Charter is adopted by the shareholders, the Board of Directors will have authority to issue the additional shares of Common Stock from time to time without further action on the part of shareholders except as may be required by applicable law or by the rules of any stock exchange or market on which the Company’s securities may then be listed or authorized for quotation.
The additional number of authorized shares could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the Board of Directors. Shareholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.
ITEM 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of the Company, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of Maggart & Associates, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Maggart & Associates, P.C. has served in this capacity for the Company since 1987. A representative of Maggart & Associates, P.C. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires is expected to be available to respond to appropriate questions
During the fiscal years ended December 31, 2009 and December 31, 2008, the Company incurred the following fees for services provided by Maggart & Associates:

	2009	2008

Audit Fees:(a)	$219,394	$195,701

Audit-Related Fees:(b)	$18,807	$14,477

Tax Fees:(c)	$5,365	$4,575

Other Fees:	$-0-	$-0-

(a)
Includes fees related to the annual independent audit of the Company’s financial statements, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and fees related to the audit of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Includes fees related to the audit of the Company’s 401(k) plan and investment center reviews.

(c)	Includes fees related to the preparation of the Company’s tax returns and other tax related assistance.

The Audit Committee considered these fees and concluded that the performance of these services was consistent with Maggart & Associates’ independence.
The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services Maggart & Associates, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Maggart & Associates during fiscal 2009.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAGGART & ASSOCIATES, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
ITEM 4 — OTHER MATTERS
The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.
AUDIT COMMITTEE REPORT FOR 2009
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.
In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with it, the firm’s independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm provision of non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.
Robert T. VanHooser, Jr., Chairman
Jerry Franklin
J. A. Patton
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Decisions with respect to compensation of the Company’s and the Bank’s executive officers, including the Chief Executive Officer and the other named executive officers, as identified in the Summary Compensation Table, for fiscal year 2009 were made by the Board of Directors of the Bank based upon recommendations by the Personnel Committee. Discussions regarding the non-equity compensation of the Company’s and the Bank’s executive officers that are not named executive officers are made by the Chief Executive Officer in consultation with such officer’s supervisor. For these officers, the Chief Executive Officer is responsible for establishing the framework for how these individuals are compensated. The components of compensation of executive officers consist of a base salary, an annual cash incentive, amounts contributed under the executive officer’s Executive Salary Continuation Agreement and matching and profit-sharing contributions under the Company’s 401(k) plan (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the Bank or Company). At times, these executive officers have also been awarded equity based compensation in the form of time vested stock options; however, the Personnel Committee and the Chief Executive Officer have historically focused on cash-based compensation that is currently paid out, using stock options only in connection with promotions or changes in duties. The Company utilizes the Executive Salary Continuation Agreements, described in more detail below, to provide for post retirement payments to the named executive officers. No member of the Personnel Committee served as an officer or employee of the Company or of any of its subsidiaries during 2009.
The overarching policy of the Personnel Committee and the Board of Directors in determining executive compensation, including the compensation of the Chief Executive Officer, is to attract and retain the highest quality talent to lead the Company and to reward key executives based upon their individual performance and the performance of the Bank and the Company. The Personnel Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation packages provided to key employees remain competitive relative to the compensation paid to similarly situated executives of peer companies. The Personnel Committee believes that providing incentives to and rewarding the performance of the Company’s executive officers enhances the profitability of the Company. To that end, the Personnel Committee believes that the compensation paid to its executive officers should include base salary and a significant cash incentive opportunity designed to reward performance as measured against established goals. Continuing the practice of only awarding stock options in connection with promotions or changes in an executive officers’ duties, the Personnel Committee did not award any stock-based compensation to the named executive officers in 2009 and does not utilize equity-based compensation as a significant component of the compensation paid to the named executive officers.
Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.
Each year the Personnel Committee reviews and approves a base salary for Mr. Clemons taking into account several factors, including prior year base salary, responsibilities, tenure, performance, salaries paid to chief executive officers of other financial institutions of a similar size in similar markets, the Bank’s overall pay scale, including retirement benefits payable to Mr. Clemons, and the Bank’s recent performance. Taking into consideration these factors, the Personnel Committee approved an increase to the 2009 base salary of Mr. Clemons when compared to 2008. In setting the base salaries of the other named executive officers, the Personnel Committee considers the recommendations of Mr. Clemons, who makes his recommendations regarding these salaries based on the same factors described above. Based on those criteria, the Personnel Committee approved similar increases to the 2009 base salaries of Mr. Richerson and Ms. Pominski. Mr. Whitaker and Mr. McDearman each received larger increases than the other three named executive officers in recognition of their taking on increased executive responsibilities and to raise their compensation to levels that are competitive within the Company’s market areas.
Mr. Clemons and Mr. Richerson are eligible for an annual cash incentive, which we refer to as bonus, pursuant to a formula determined by the Board of Directors that is based upon the Company’s after tax earnings for the fiscal year. In 2009, Mr. Clemons was eligible for, and received, a cash incentive payment equal to 1.5% of the Company’s after tax earnings, while Mr. Richerson was eligible for, and received, a cash incentive payment equal to 1.15% of the Company’s after tax earnings. In total, Mr. Clemons and Mr. Richerson were paid cash incentive payouts totaling $176,205 and $135,090, respectively.

Mr. Whitaker, Ms. Pominski and Mr. McDearman were eligible for, and received, a cash incentive payment determined by the return on assets (“ROA”) performance of the Bank, which payment was calculated on a basis consistent with the Bank’s other employees. For 2009, the ROA targets and related cash incentive payouts as a percentage of the base salary of Messrs. Whitaker and McDearman and Ms. Pominski were 9% at .90 ROA, 9.5% at .95 ROA, 10% at 1.0 ROA, 10.5% at 1.05 ROA, 11% at 1.10 ROA, 11.5% at 1.15 ROA, 12% at 1.20 ROA, 12.5% at 1.25 ROA and 13% at 1.35 ROA.
In 2009, the Bank’s ROA was 0.81. Although the Bank did not achieve the ROA target established because of the continuing challenging economic environment, the Board of Directors decided to pay the minimum percentage to the named executive officers in recognition of their significant contribution to the Bank and in light of the fact that the Bank continued to achieve profitability even during a very challenging economic environment. The Personnel Committee and the Board of Directors approved the payout of a cash bonus totaling 9% of the base salaries of Messrs. Whitaker and McDearman and Ms. Pominski, or $17,537, $13,123 and $9,466, respectively.
Messrs. Whitaker and McDearman and Ms. Pominski were also eligible to receive monthly cash payments under the Company’s cash-based incentive plan upon the attainment of certain Company and individual performance goals. For Mr. Whitaker these goals included goals related to loan fees, loan volume, mortgage loan income, credit life goals, past due loan percentage and timely employee reviews. For Mr. McDearman, these goals included each branch in his division meeting budget, as well as the Bank meeting budget. For Ms. Pominski, these goals included expense control and audit related goals. Incentives paid to Messrs. Whitaker and McDearman, and Ms. Pominski, for 2009 related to these performance goals totaled $18,000, $14,073 and $7,200 respectively, which was the maximum amount that could be received for Ms. Pominski and 60% and 67.8% of the maximum amounts that could be received for Messrs. Whitaker and McDearman, respectively.
Employees, including executive officers, also receive a matching grant of $.35 from the Company for each one dollar ($1) up to a maximum of 6% of the amount contributed each year by the employee to his or her 401(k) account. No employee is entitled to contribute more than $16,500. The Company contributes additional funds into each employee’s 401(k) account under a profit-sharing arrangement based upon each employee’s base salary as a percentage of the Company’s total payroll. During 2009, Messrs. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski received contributions totaling $23,520, $23,520, $19,077, $16,770 and $10,643, respectively.
The Bank has entered into Executive Salary Continuation Agreements with certain of its senior executive officers, including Messrs. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski, which agreements were amended on December 30, 2008. These agreements, as amended, provide for the payment of an annual cash benefit to each of these executive officers (or his or her beneficiaries) following the executive’s separation from service from the Bank under a variety of circumstances.
If a named executive officer retires from the Bank after reaching age 65, he or she is entitled to receive a percentage of his or her then current base salary payable in equal monthly installments for 180 months beginning the month following the month in which such executive officer’s retirement occurs. The percentage of salary payable to each of Messrs. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski following retirement after reaching age 65 is 30%, 30%, 20%, 10% and 10%, respectively.

If a named executive officer retires prior to reaching age 65, his or her retirement will be considered “early retirement” under the Executive Salary Continuation Agreements if he or she has attained the age of 55 and has been continuously employed by the Bank for twenty years. If the named executive officer’s retirement qualifies as “early retirement” or the named executive officer dies prior to the commencement of benefit payments under the agreements then he or she shall be entitled to receive a benefit equal to the accrual balance of the executive officer under the agreement as of the last day of the plan year immediately preceding the executive’s early retirement date or death, as the case may be, payable in equal monthly installments for 180 months beginning the month following the month in which the executive’s early retirement occurs in the case of “early retirement” and in a lump sum within 30 days following the executive’s death in the case of death. At December 31, 2009, the accrual balance for each of the named executive officers was as follows:

	Accrual Balance	Vested Balance
Named Executive Officer	at December 31, 2009	at December 31, 2009

J. Randall Clemons	$496,647	$496,647
Elmer Richerson	309,829	309,829
Gary Whitaker	83,638	—
John McDearman	10,265	—
Lisa Pominski	11,069	—
In the event that a named executive officer becomes disabled prior to reaching early retirement or retirement, the Bank is obligated to pay to the executive officer an annual benefit equal to 60% of the executive officer’s salary and bonus at the time of disability, payable in equal monthly installments for a period of 180 months.
In the event that the employment of a named executive officer terminates for any reason other than death, disability or retirement by his or her voluntary action or he or she is discharged by the Bank without cause, the Bank is required to pay to the executive the vested portion of his or her accrual balance as of the date of termination in equal monthly installments for a period of 180 months commencing on the first month following the executive officer’s 65th birthday. Under the terms of the Executive Salary Continuation Agreements, a participant becomes 100% vested in his or her accrual balance earned as of the last day of the immediately preceding plan year upon attaining age 55 and completing 20 years of continuous employment with the Bank. At December 31, 2009, each of the named executive officer were vested in the following percentages:

Named Executive Officer	Percentage Vested at December 31, 2009

J. Randall Clemons	100%
Elmer Richerson	100%
Gary Whitaker	—
John McDearman	—
Lisa Pominski	—
The Bank has purchased life insurance policies or other assets to provide the benefits payable to the named executive officers and other executive officers that are a party to Executive Salary Continuation Agreements with the Bank. These insurance policies are the sole property of the Bank and are payable to the Bank. At December 31, 2009, the total liability of the Bank to the named executive officers under these Executive Salary Continuation Agreements totaled $911,448 while the cash surrender value and face amount of the policies associated with these named executive officers totaled approximately $1,109,567 and $3,923,000, respectively.
Payment of benefits under the Executive Salary Continuation Agreements is contingent on the executive officer not competing with the Bank for one year after termination of employment. In the event there is a change in control of the Bank or the Company, the benefits become fully vested without regard to the non-competition agreement and will be paid out in accordance with the terms of the agreements following the named executive officer’s termination of service. A “change in control” is the acquisition of 50% or more of the shares of the Bank or the Company, or a merger, consolidation or similar transaction involving the Bank or the Company, or the cessation by either of their business activities or existence.

The Executive Salary Continuation Agreements were amended during 2008 to bring the Agreements into compliance with the requirements of Internal Revenue Code Section 409A, along with simplifying the calculation of the benefits received at retirement.
In addition to the above-described compensation, the Company provided automobile (and in the case of Mr. Clemons and Mr. Richerson, fuel) allowances in 2009 of $5,546, $4,969, $7,800 and $7,800, for each of Messrs. Clemons, Richerson, Whitaker and McDearman.
For 2010, base salaries have been set at $349,474, $270,529, $172,031 $150,181 and $108,334, respectively, for Messrs. Clemons, Richerson, Whitaker and McDearman, and Ms. Pominksi, respectively.
As part of its role, the Personnel Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the cash incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Personnel Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company amended the Executive Salary Continuation Agreements in December 2008 to comply with the final regulations issued under these tax law changes.
Beginning on January 1, 2006, the Company began accounting for stock-based payments including those issued under its Stock Option Plan in accordance with the requirements of FASB ASC Topic 718.
PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2009 with management. In reliance on the reviews and discussions referred to above, the Personnel Committee recommended to the Board of Directors, and the Board Directors has approved, that the CD&A be included in the proxy statement for the Annual Meeting.

J. A. Patton, Chairman	Jerry Franklin	Robert VanHooser	John Trice

Summary Compensation Table
The following table provides information as to annual, long-term or other compensation during the 2007, 2008 and 2009 fiscal years for Mr. Clemons, the Company’s Chief Executive Officer, Ms. Pominski, the Company’s Chief Financial Officer, and the three most highly compensated executive officers of the Company or the Bank other than the Chief Executive Officer and Chief Financial Officer with total compensation over $100,000 for the year ended December 31, 2009.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compensation
		Salary	Bonus	Awards	Awards(1)(2)	sation	Earnings(3)	(4)(5)(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Randall Clemons,	2009	$339,295	—	—	$1,392	$176,205	$81,978	$84,006	$682,876
President and Chief	2008	321,607	—	—	1,866	172,436	73,883	81,920	651,712
Executive Officer of the	2007	306,292	—	—	1,862	165,620	64,787	80,571	619,142
Company and Chief Executive Officer of the Bank

Lisa Pominski, Chief	2009	105,584	—	—	453	16,666	4,078	11,107	137,887
Financial Officer of the	2008	99,607	—	—	466	16,130	3,626	11,349	131,178
Company and the Bank	2007	95,990	—	—	570	15,530	1,100	10,487	123,687

H. Elmer Richerson,	2009	262,650	—	—	928	135,090	67,301	80,928	546,897
President of the Bank and	2008	248,957	—	—	1,244	132,201	60,297	79,079	521,778
Executive Vice President	2007	237,102	—	—	1,242	129,975	43,500	77,716	489,535
of the Company

Gary Whitaker, Executive	2009	167,020	—	—	3	35,537	18,154	28,440	249,155
Vice President of the Bank	2008	151,836	—	—	323	45,943	16,266	27,483	242,151
	2007	147,106	—	—	621	32,514	11,756	24,176	216,173

John C. McDearman III,	2009	147,488	—	—	363	27,195	3,815	24,997	203,858
Senior Vice President —	2008	129,226	—	—	467	32,171	3,391	18,771	184,026
Central Division of the	2007	124,338	—	—	480	25,514	1,622	17,200	169,144
Bank

(1)
The Company did not award any stock options or restricted shares to the Named Executive Officers in 2009, 2008 or 2007. The amounts in the column captioned “Option Awards” reflect the aggregate grant date fair value for the awards as of the date of grant in accordance with FASB ASC Topic 718. For a description of the assumptions used by the Company in valuing these awards for the fiscal years ended December 31, 2007, 2008 and 2009 please see “Note 20 — Stock Option Plan” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)
In fiscal 2009, there were a total of 1,836 options that were cancelled, none of which were held by any of the Named Executive Officers. In fiscal 2008, there were a total of 2,523 options that were cancelled, none of which were held by any of the named executive officers. In fiscal 2007, there were a total of 3,068 options that were cancelled, none of which were held by any of the named executive officers.

(3)	Represents the change in the actuarial present value of the accumulated benefit of the Executive Salary Contribution Agreements.

(4)
Represents for fiscal year 2007 (i) the Company’s matching grants under the Company’s 401(k)/profit sharing plan in the amounts of $21,600 for Mr. Clemons; $10,090 for Ms. Pominski; $21,600 for Mr. Richerson; $16,730 for Mr. Whitaker; and $14,220 for Mr. McDearman; (ii) Board of Director’s fees for the Company of $27,600 and the Bank of $20,400 for each of Mr. Clemons and Mr. Richerson; (iii) auto and in the case of Mr. Clemons and Mr. Richerson fuel allowance in the amount of $5,356 for Mr. Clemons; $4,559 for Mr. Richerson, $6,000 for Mr. Whitaker and $2,550 for Mr. McDearman, and (iv) the value of premiums paid in the amounts of $5,615, $397, $3,557, $1,446 and $430 for Mr. Clemons, Ms. Pominski, Mr. Richerson, Mr. Whitaker and Mr. McDearman, respectively, in relation to the Company’s bank owned life insurance plan.

(5)
Represents for fiscal year 2008 (i) the Company’s matching grants under the Company’s 401(k)/profit sharing plan in the amounts of $22,080 for Mr. Clemons; $10,923 for Ms. Pominski; $22,080 for Mr. Richerson; $18,700 for Mr. Whitaker; and $14,730 for Mr. McDearman; (ii) Board of Director fees for the Company of $27,600 and the Bank of $20,400 for each of Mr. Clemons and Mr. Richerson; (iii) auto and in the case of Mr. Clemons and Mr. Richerson fuel allowance in the amount of $5,480 for Mr. Clemons; $4,960 for Mr. Richerson, $7,200 for Mr. Whitaker and $3,600 for Mr. McDearman, and (iv) the value of premiums paid in the amounts of $6,360, $426, $4,039, $1,583 and $441 for Mr. Clemons, Ms. Pominski, Mr. Richerson, Mr. Whitaker and Mr. McDearman, respectively, in relation to the Company’s bank owned life insurance plan.

(6)
Represents for fiscal year 2009 (i) the Company’s matching grants under the Company’s 401(k)/profit sharing plan in the amounts of $23,520 for Mr. Clemons; $10,643 for Ms. Pominski; $23,520 for Mr. Richerson; $19,077 for Mr. Whitaker; and $16,770 for Mr. McDearman; (ii) Board of Director fees for the Company of $27,600 and the Bank of $20,400 for each of Mr. Clemons and Mr. Richerson; (iii) auto and in the case of Mr. Clemons and Mr. Richerson fuel allowance in the amount of $5,546 for Mr. Clemons; $4,969 for Mr. Richerson, $7,800 for Mr. Whitaker and $7,800 for Mr. McDearman, and (iv) the value of premiums paid in the amounts of $6,940, $464, $4,439, $1,563 and $427 for Mr. Clemons, Ms. Pominski, Mr. Richerson, Mr. Whitaker and Mr. McDearman, respectively, in relation to the Company’s bank owned life insurance plan.

Grants of Plan-Based Awards
The Company granted no options and awarded no shares of restricted stock to its Named Executive Officers in 2009.

Outstanding Equity Awards At 2009 Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2009.

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
	Number		Awards:				Market	Unearned	Unearned
	of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price(2)	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable(1)(2)	Unexercisable(2)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Lisa Pominski	67	67	—	12.00	01/24/2010	—	—	—	—
John C. McDearman III	466	201	—	16.88	01/02/2013	—	—	—	—

(1)	The options vest in 10% increments on each anniversary of the ten year term.

(2)	Exercises prices and number of shares have been adjusted for the 4 for 3 stock split paid by the Company on May 31, 2007.

Option Exercises and Stock Vested for Fiscal 2009
The following table provides information related to options exercised for each of the Named Executive Officers during the 2009 fiscal year. The Company has not issued restricted stock, stock appreciation rights or warrants to its executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
J. Randall Clemons	1,067	$27,518	—	—
Lisa Pominski	601	$15,297	—	—
H. Elmer Richerson	711	$18,337	—	—
Gary Whitaker	700	$17,334	—	—
John C. McDearman III	2,667	$68,782	—	—

Pension Benefits for Fiscal 2009
The following table reflects information related to the Company’s Executive Salary Continuation Agreements with each of the Names Executive Officers:

		Number of	Present Value
		Years Credited	of Accumulated	Payments During
		Service	Benefit(1)	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
J. Randall Clemons(2)	Executive Salary Continuation Agreement	14	496,647	—
Lisa Pominski	Executive Salary Continuation Agreement	8	11,069	—
H. Elmer Richerson(2)	Executive Salary Continuation Agreement	14	309,829	—
Gary Whitaker	Executive Salary Continuation Agreement	13	83,638	—
John C. McDearman III	Executive Salary Continuation Agreement	3	10,265	—

(1)
Amount represents the accrued liability balance at December 31, 2009. For more information see “Note 19 — Deferred Compensation Plan” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	Messrs. Clemons and Richerson are currently eligible for early retirement under their Executive Salary Continuation Agreements.
For a more detailed description of these Executive Salary Continuation Agreements, see “Compensation Discussion and Analysis” above.

DIRECTOR COMPENSATION
The Company’s directors are classified in three classes, with directors in each class serving for three-year terms and until his successor has been duly elected and qualified. The Board of Directors of the Company also serves as the Board of Directors of the Bank. In 2009, each director received $2,300 per month for his services as a director of the Company. In addition, each director of the Bank received $850 per month for his services as a director of the Bank and $450 for each committee meeting of the Bank he attended, not to exceed $1,700 per month, as a member of the various committees on which he serves. In addition, fees of $1,518 and $1,122 were paid to each of the directors of the Company and the directors of the Bank, respectively, for attendance at the two Company and Bank planning retreats held during 2009. Messrs. C. Bell and Comer received $400 per month for serving on the Advisory Board of the Smith County branches of the Bank. Messrs. Trice, J. Bell and VanHooser received $400 per month for serving on the Advisory Board of the Dekalb County branches of the Bank.
The following table sets forth certain information with respect to the fees paid or earned by the members of the Board of Directors for service in 2009:

						Change in
						Pension Value
					Non-Equity	and
	Fees				Incentive	Nonqualified
	Earned or				Plan	Deferred
	Paid in		Stock	Option	Compen-	Compensation	All Other
	Cash(2)		Awards	Awards	sation	Earnings	Compensation	Total
Name(1)	($)		($)	($)	($)	($)	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)

Charles Bell	$55,040		—	—	—	—	—	$55,040
Jack W. Bell	55,640		—	—	—	—	—	55,640
Mackey Bentley	50,640		—	—	—	—	—	50,640
James F. Comer	55,640		—	—	—	—	—	54,640
Jerry L. Franklin	50,640		—	—	—	—	—	50,640
John B. Freeman	50,640		—	—	—	—	—	50,640
Marshall Griffith(3)	48,000		—	—	—	—	—	48,000
Harold R. Patton	50,640		—	—	—	—	—	50,640
James Anthony Patton	50,640		—	—	—	—	—	50,640
John R. Trice	55,040		—	—	—	—	—	55,040
Robert T. VanHooser	55,040	(4)	—	—	—	—	—	55,040	(4)

(1)
Randall Clemons, the Company’s and the Bank’s Chief Executive Officer, and Elmer Richerson, the President of the Bank, are not included in this table as they are also Named Executive Officers of the Company and their compensation for service on the boards of directors of the Company and the Bank is reflected in the Summary Compensation Table above.

(2)
Includes fees for services as a director of both the Company and the Bank and includes fees for board meetings, committee meetings, and in the case of Messrs. Charles Bell, Jack Bell, Jimmy Comer, John R. Trice and Robert T. VanHooser, $4,400, $4,000, $4,400, $4,400 and $4,400, respectively, for service on the advisory boards of each of the Smith County and DeKalb County branches of the Bank.

(3)	Mr. Griffith resigned as a member of the Company’s and the Bank’s Boards of Directors effective July 21, 2009.

(4)	Mr. VanHooser’s fees are paid in a lump sum in arrears and the fees for 2009 were paid in January 2010.

Personnel Committee Interlocks and Insider Participation
During fiscal 2009, the Personnel Committee of the Board of Directors of the Bank was composed of Messrs. Franklin, Trice and VanHooser with Mr. J. A. Patton serving as Chairman. With the exception of Mr. VanHooser who was an officer of the Bank until 1996, none of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. There are no relationships among the Company’s executive officers, members of the Personnel Committee or entities whose executives serve on the Board of Directors or the Personnel Committee that require disclosure under applicable regulations of the SEC.
No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.
Certain Relationships and Related Transactions
Some directors and principal officers of the Company at present, as in the past, are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Bank are at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features.
During 2009, John R. Trice Appraisals, Inc. was paid an aggregate of $359,000 for 897 appraisals and inspections performed in connection with loans originated by the Bank. This company is owned by John R. Trice, a director of the Company and the Bank. John R. Trice Appraisals, Inc. primarily performs appraisals for real estate loans. The payments to John R. Trice Appraisals are reimbursed in full by the persons and/or entities whose properties were appraised. The customer is given the option of selecting an appraiser from the Bank’s approved listing. This extensive listing is approved annually by the Board of Directors. Mr. Trice abstains from voting on the approved appraisers. There is also a disclosure made to the customer, as required by law, indicating that Mr. Trice is a director of the Bank.
During 2009, Jack Bell Builders was paid an aggregate of $299,000 by the Bank primarily for repairs and maintenance of several of the Bank’s branch offices. This company is owned by Jack Bell, a director of the Company and the Bank. Mr. Jack Bell is the son of Mr. Charles Bell, another director of the Company. The Building Committee makes recommendations to the Board of Directors on the project which Mr. Bell is given consideration for projects. Mr. Bell excuses himself and refrains from voting when discussions and/or votes are taken on a particular building project. Mr. Charles Bell also excuses himself and refrains from voting on any building project in which Jack Bell Builders has an interest.
Related party transactions between the Company or the Bank and the directors or executive officers are approved in advance by the Company’s or the Bank’s Board of Directors.

SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS
Shareholders intending to submit proposals for presentation at the next Annual Meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to J. Randall Clemons, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087. Proposals must be in writing and must be received by the Company prior to November 12, 2010 in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2011 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.
For any other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder must forward such proposal to Mr. Clemons at the Company’s main office (listed above) prior to January 26, 2011.
GENERAL
In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation other than their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons and may reimburse them for their reasonable out-of-pocket expenses in connection therewith.
The Company’s 2009 Annual Report is mailed herewith. A shareholder may obtain a copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2009 without charge by writing to Lisa Pominski, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087.

By order of the Board of Directors,

J. Anthony Patton
Secretary
Lebanon, Tennessee
March 12, 2010

Appendix A
ARTICLES OF AMENDMENT
TO THE CHARTER
OF
WILSON BANK HOLDING COMPANY
In accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Charter (the “Charter”):
1. Name of Corporation. The name of the Corporation is Wilson Bank Holding Company.
2. Section 6 of the Charter is hereby deleted in its entirety and replaced with the following:
“6. The number of shares of stock the corporation is authorized to issue is one hundred (100) shares of Organizational Stock, no par value per share and fifteen million (15,000,000) shares of Common Stock, $2.00 par value per share.”
3. Except as amended by these Articles of Amendment, the Charter of the Corporation shall remain in full force and effect.
4. Adoption. These Articles of Amendment were duly adopted by the Board of Directors on January 25, 2010, and by the shareholders of the Corporation on April  __, 2010.
5. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.
Date: April __, 2010

WILSON BANK HOLDING COMPANY

J. Randall Clemons, Chief Executive Officer

Form of Proxy
WILSON BANK HOLDING COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
This proxy is solicited upon behalf of the Board of Directors for the Annual Meeting to be held on April 13, 2010.
The undersigned hereby appoints Harold R. Patton and Mackey Bentley, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Wilson Bank Holding Company, held by the undersigned as of the close of business on February 12, 2010 at the Annual Meeting of Shareholders to be held Tuesday, April 13, 2010, at 7:00 p.m. (CDT), at the main office of Wilson Bank and Trust located at 623 West Main Street, Lebanon, Tennessee 37087, and any adjournment(s) thereof.
1.	ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary below)

James F. Comer	John R. Trice
John B. Freeman	Robert T. VanHooser, Jr.

Withhold authority to vote for all nominees;

Withhold authority to vote for the following nominee(s), write that nominee’s name on the line below:

2.	PROPOSAL TO AMEND THE COMPANY’S CHARTER, to increase the number of authorized shares of common stock from ten million (10,000,000) to fifteen million (15,000,000).
For ☐      Against ☐      Abstain ☐
3.	RATIFICATION OF MAGGART & ASSOCIATES, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
For ☐      Against ☐      Abstain ☐
In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Signature	Date

Signature (if held jointly)	Date

Please sign exactly as your name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by an authorized person.
BE SURE TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ADDRESSED
POSTAGE PAID ENVELOPE PROVIDED